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                                                                    EXHIBIT 99.3

                   APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                   CEO AND CFO FILE SEC-ORDERED CERTIFICATIONS


DENVER, COLORADO, August 14, 2002

         Apartment Investment and Management Company (NYSE: AIV) ("Aimco") announced that its Chairman and Chief Executive Officer, Terry Considine, and its Executive Vice President and Chief Financial Officer, Paul J. McAuliffe, each delivered yesterday to the U.S. Securities and Exchange Commission (the "SEC") sworn statements certifying certain documents previously filed with the SEC. The certifications were in the form required by the SEC.

         The certification affirms to the best of their knowledge the accuracy of Aimco's Form 10-K report for 2001, Form 10-Q report for the first quarter of 2002, the company's 2002 proxy statement to stockholders and other recent filings. These actions are in response to a June 27 order by the SEC requiring certain officers of approximately 950 companies to certify the accuracy of certain SEC filings.

         In addition, Aimco intends to file as exhibits to its Form 10-Q report for the second quarter of 2002 the certifications of Mr. Considine and Mr. McAuliffe as required by Section 906 of the Sarbanes-Oxley Act of 2002.

         Aimco is a real estate investment trust, with headquarters in Denver, Colorado and 19 regional operating centers, which holds a geographically diversified portfolio of apartment communities. Aimco, through its subsidiaries, operates approximately 1,800 properties, including approximately 326,000 apartment units, and serves approximately one million residents. Aimco's properties are located in 47 states, District of Columbia and Puerto Rico.

Contact:  Jennifer Martin, Vice President - Investor Relations (303)-691-4440
           E-Mail:  investor@Aimco.com
           Web Site:  http://www.Aimco.com